UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 5, 2018
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Brian Walker Retirement
On February 5, 2018 Herman Miller, Inc. (the “Company”) announced that Brian C. Walker plans to retire as President and Chief Executive Officer (“CEO”) of the Company and a member of the Board of Directors (the “Board”) by August 31, 2018. Mr. Walker will remain the CEO and a member of the Board until the appointment of his successor. The Board has established a CEO Search Committee composed of independent directors and will retain an executive search firm to identify and evaluate internal and external candidates. Mr. Walker will assist the Board in this process. Should the Board appoint a new CEO prior to August 31, 2018, then Mr. Walker has agreed to remain as a special advisor to the Chairman of the Board through that date.
Mr. Walker agreed to extend his post-employment non-compete and non-solicitation covenants from 12 to 18 months and to an unlimited confidential information and non-disparagement covenant. In exchange, the Company agrees to pay Mr. Walker his base salary following his retirement for a period of 18 months and to provide him a lump sum payment equal to eighteen (18) months of the employer portion of the premiums for his health and dental benefits. In the unlikely event Mr. Walker resigns or is terminated for cause prior to August 31, 2018, he will not receive any of these payments.
Mr. Walker also agreed to forego any equity compensation grants for fiscal year 2019 annual incentive opportunity.
Retention Agreements
On February 3, 2018 the Compensation Committee of the Board of Directors of the Company approved entering into retention agreements with Jeffrey M. Stutz, Gregory J. Bylsma, Andrew J. Lock and B. Ben Watson to ensure their commitment to the Company while the Company searches for a new CEO. The retention agreements provide for the following:

•
A retention bonus equal to the executive’s actual annual bonus for fiscal year 2018. However, the retention bonus with the actual annual bonus for fiscal year 2018 will in no event exceed 250% of the target annual bonus. The retention bonus will be payable in two equal installments on (a) the date the fiscal year 2018 annual incentives are payable and (b) the last payroll in December 2018, provided he remains employed by the Company on those dates and, in the discretion of the Board, a successful transition of the CEO position from Mr. Walker to the new CEO has occurred.

•
A grant of restricted stock units (“RSUs”) with a value equal to his base salary, which will be granted in February 2018. Such RSUs will vest on the second anniversary of the grant date provided he remains employed on that date.

However, if the executive’s employment is terminated without cause or he quits for good reason prior to payment of the retention bonus or vesting of the RSUs, he will be paid the retention bonus and will vest in the RSUs if he signs and does not revoke a general release of claims.
The foregoing description of the retention agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to its terms, a form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 7.01. - Regulation FD Disclosure

On February 5, 2018, the Company issued a press release announcing that it was reaffirming its guidance for the third quarter fiscal 2018. A copy of the press release is attached as Exhibit 99.1.

This information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. - Financial Statements and Exhibits

Exhibits.
10.1        Form of Retention Agreement
99.1        Press Release dated February 5, 2018

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	February 5, 2018	HERMAN MILLER, INC.
(Registrant)
		By:	/s/ Timothy Lopez Timothy Lopez
Senior Vice President - Legal Services, General Counsel and Secretary